EXHIBIT 99.1
RUDOLPH TECHNOLOGIES REPORTS 2015
THIRD QUARTER RESULTS

•	Strong Top Line Results Driven By Software and Lithography Sales;

•	Earnings Per Share Significantly Exceeds Guidance

FLANDERS, NEW JERSEY (November 2, 2015) - Rudolph Technologies, Inc. (NYSE: RTEC), a leading provider of process characterization equipment, lithography equipment and software for wafer fabs and advanced packaging facilities, today announced financial results for the 2015 third quarter.

2015 Third Quarter Financial Highlights

•	Third quarter revenue of $58.6 million, above mid-point of guidance.

•	JetStep® Advanced Packaging Lithography System revenue recognized upon customer acceptance for system shipped earlier in the year.

•	GAAP net income of $7.2 million, or $0.22 per diluted share; Non-GAAP net income of $8.4 million, or $0.26 per diluted share.

•	GAAP gross margin of 54 percent; Non-GAAP gross margin of 55 percent, driven by strong software sales in the quarter.

2015 Third Quarter Product Highlights

•
The JetStep® Advanced Packaging Lithography System recognized for revenue in the third quarter was shipped in the 2015 first quarter to an early adopter of fan-out packaging with a strong history of innovative solutions. This JetStep® will be used for the early adoption of new technologies, specifically for next generation mobility applications, featuring the smaller and thinner high-performance system-in-package (SiP) solutions as well as package-on-package (PoP) solutions.

•	The NSX 330® Series has been widely adopted for advanced packaging inspection and metrology providing high-speed macro defect inspection and 2D and 3D metrology for advanced packaging applications.

•
Received a JetStep® W2300 Advanced Packaging Lithography System order from a leading Taiwan-based outsourced assembly and test (OSAT) manufacturer for the development of next-generation advanced packaging technology. This new lithography customer will use JetStep® to enhance their wafer-level chip scale packaging (WLCSP) manufacturing process for both flip chip copper (Cu) pillar and fan-out wafer level packaging (FOWLP).

•
Acquired the inspection technology of Stella Alliance, LLC. Stella Alliance’s patented illumination, auto-focus and image acquisition technology significantly enhances the ability to identify certain critical defects not visible with current techniques. With this acquisition, Rudolph expects to add a next-generation, high-resolution inspection system to its portfolio of solutions in the second quarter of 2016.

Paul F. McLaughlin, Chairman and Chief Executive Officer, commented, “Rudolph executed extremely well in the third quarter and delivered solid operational results, driven by continued demand for our lithography and software services. Revenues were above the midpoint of our guidance, and while they marginally declined sequentially 1.5 percent, on a year-over-year basis they increased by roughly 25 percent; and on a year-to-date basis they increased nearly 30 percent compared with the same period a year ago. Gross margin increased over the previous quarter and was above the high end of the guidance range, and earnings per share significantly exceeded guidance. Most importantly, our Advanced Packaging Lithography Solutions continue to gain market traction, with significant contributions to our third quarter results, and we expect that trend to continue into the fourth quarter.

“Our broad and diversified portfolio of products and services for an expanded global customer base, coupled with the strength of our advanced technology, enabled us to deliver strong results and offset an increasingly challenging global economic environment. We strategically address both the front-end and back-end of the manufacturing process, which makes possible the expansion of our total addressable market. By strengthening our position as a value-added solutions provider, and combining product, service and software, our advanced products are meeting the highly demanding requirements of our customers.”

Mr. McLaughlin concluded, “The reinvention of Rudolph begun six years ago has resulted in a business model that has differentiated our company financially, with growth dynamics that will lead us to further success. In the third quarter, those non-GAAP financials showed gross margins of 55 percent and operating income of 24 percent, which are within our long-term model of 55 to 56 percent gross margins and 24 to 27 percent operating income. With these metrics our operating cash flow was $8.6 million or $0.27 per share, which helped us to continue our investment in R&D, acquire Stella Alliance and repurchase stock as part of our ongoing capital allocation commitment. I am proud of the execution by Rudolph employees, and investors can expect even better operational and financial success ahead.”

GAAP Financial Results
Third quarter revenue totaled $58.6 million, a marginal decrease compared with $59.5 million for the 2015 second quarter. During the third quarter, international sales represented approximately 84 percent of revenue, while domestic sales accounted for 16 percent. In the 2015 second quarter, international sales represented approximately 80 percent of revenue and domestic sales accounted for 20 percent. In the third quarter, revenue from front-end customers accounted for 51 percent of revenue and back-end customers accounted for the remaining 49 percent.

Third quarter gross margin was 54 percent, the same as the 2015 second quarter. Stronger software sales in the quarter offset lower margin tool sales and contributed to the continued strong margin performance.

Operating expenses for the third quarter totaled $19.9 million, compared with $22.1 million in the 2015 second quarter. R&D expenses for the third quarter totaled $10.0 million, compared with $10.5 million in the 2015 second quarter. The decrease in R&D was due to lower compensation cost and the timing of R&D project costs. SG&A expenses for the third quarter totaled $9.4 million, compared with $11.0 million in the second quarter of 2015. The decrease in SG&A for the quarter was mainly due to lower reserves for uncollectable accounts, compensation, litigation and share based compensation expenses.

GAAP net income for the third quarter was $7.2 million, or $0.22 per diluted share. This compared with GAAP net income of $6.0 million, or $0.19 per diluted share, for the second quarter of 2015.

Non-GAAP Financial Results
Third quarter Non-GAAP net income was $8.4 million, or $0.26 per diluted share. Non-GAAP results exclude $1.2 million in expenses, after tax, that were included in the GAAP results related to share-based compensation, litigation and amortization of intangibles. In the 2015 second quarter, Non-GAAP net income was $7.6 million or $0.23 per diluted share. The second quarter Non-GAAP results exclude $1.6 million in expenses, after tax, that were included in the GAAP results related to share-based compensation, litigation and amortization of intangibles.

Balance Sheet Strength
At September 30, 2015, cash and marketable securities totaled $155.3 million, compared with $156.2 million at the end of the 2015 second quarter. Accounts receivable increased slightly to $61.3 million and inventory increased to $72.6 million as of September 30, 2015. Working capital at September 30, 2015 was $200.9 million.

Share Repurchase
During the third quarter, the Company purchased approximately 468 thousand shares of Rudolph stock under its authorized repurchase program, bringing the total shares repurchased under the plan to approximately 2.8 million since the second quarter of 2014.  The cost of third quarter repurchased shares totaled $5.9 million.

Conference Call
Rudolph Technologies will discuss its 2015 third quarter results and other matters on a conference call it is hosting today at 4:30 PM EST. To participate in the call, please dial (855) 877-0343 (Domestic) and (678) 509-8772 (International), reference Conference ID # 60836200 at least five (5) minutes prior to the scheduled start time. A live webcast will also be available on the Company’s website at www.rudolphtech.com.

To listen to the live webcast, please go to the website at least fifteen (15) minutes early to register, download and install any necessary audio software.

There will be a replay of the conference call available from 8:00 pm EST on November 2 until 11:59 pm EST on November 9, 2015. To access the replay, please dial (855) 859-2056 (Domestic) or (404) 537-3406 (International) at any time during that period and use Conference ID 60836200.

A replay will also be available on the Company’s website at www.rudolphtech.com.

Discussion of Non-GAAP Financial Measures
In addition to GAAP results, this press release includes non-GAAP financial measures. We have presented financial measures, which have not been determined in accordance with generally accepted accounting principles (GAAP) and are therefore non-GAAP financial measures. Non-GAAP financial measures exclude the amortization of intangible assets, the impact of litigation, acquisition related expenses, restructuring expenses, and share-based compensation costs. We believe that this presentation of non-GAAP financial measures allows investors to better assess the Company’s operating performance by comparing it to prior periods on a more consistent basis. We have included a reconciliation of various non-GAAP financial measures to those measures reported in accordance with GAAP. To that end, non-GAAP financial measures should be evaluated in conjunction with, and are not a substitute for, GAAP financial measures. Because our calculation of non-GAAP financial measures may differ from similar measures used by other companies, investors should be careful when comparing our non-GAAP financial measures to those of other companies.

About Rudolph Technologies
Rudolph Technologies, Inc. is a leader in the design, development, manufacture and support of defect inspection, lithography, process control metrology, and data analysis systems and software used by semiconductor and advanced packaging device manufacturers worldwide. Rudolph delivers comprehensive solutions throughout the fab with its families of proprietary products that provide critical yield-enhancing information, enabling microelectronic device manufacturers to drive down costs and time to market of their devices. The Company’s expanding portfolio of equipment and software provides comprehensive solutions for front-end wafer processing, final manufacturing and advanced packaging of ICs. Headquartered in Flanders, New Jersey, Rudolph supports its customers with a worldwide sales and service organization. Additional information can be found on the Company’s website at www.rudolphtech.com.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) which include Rudolph’s business momentum and future growth; the benefit to customers of Rudolph’s products and customer service; Rudolph’s ability to both deliver products and services consistent with our customers’ demands and expectations and strengthen its market position; Rudolph’s expectations regarding semiconductor market outlook; as well as other matters that are not purely historical data. Rudolph wishes to take advantage of the “safe harbor” provided for by the Act and cautions that actual results may differ materially from those projected as a result of various factors, including risks and uncertainties, many of which are beyond Rudolph’s control. Such factors include, but are not limited to, the Company’s ability to leverage its resources to improve its position in its core markets; its ability to weather difficult economic environments; its ability to open new market opportunities and target high-margin markets; the strength/weakness of the back-end and/or front-end semiconductor market segments; and fluctuations in customer capital spending. Additional information and considerations regarding the risks faced by Rudolph are available in Rudolph’s Form 10-K report for the year ended December 31, 2014 and other filings with the Securities and Exchange Commission. As the forward-looking statements are based on Rudolph’s current expectations, the Company cannot guarantee any related future results, levels of activity, performance or achievements. Rudolph does not assume any obligation to update the forward-looking information contained in this press release.

For more information, please contact: Investors: Steven R. Roth Senior Vice President & CFO 973.448.4302 steven.roth@rudolphtech.com	Guerrant Associates Laura Guerrant-Oiye Principal 808.882.1467 lguerrant@guerrantir.com Trade Press: Amy Shay 952.259.1794 amy.shay@rudolphtech.com

(tables to follow)

RUDOLPH TECHNOLOGIES, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) - (Unaudited)

	September 30, 2015	December 31, 2014
		(Audited)
ASSETS
Current assets
Cash and marketable securities	$155,254	$156,985
Accounts receivable, net	61,339	51,603
Inventories	72,604	63,344
Prepaid and other assets	17,947	18,389
Total current assets	307,144	290,321
Net property, plant and equipment	12,178	12,938
Intangibles	35,993	31,537
Other assets	31,281	31,841
Total assets	$386,596	$366,637

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$24,853	$17,747
Senior convertible notes	57,251	—
Other current liabilities	24,095	17,188
Total current liabilities	106,199	34,935
Senior convertible notes	—	54,773
Other non-current liabilities	10,554	9,601
Total liabilities	116,753	99,309
Stockholders’ equity	269,843	267,328
Total liabilities and stockholders’ equity	$386,596	$366,637

(tables to follow)

RUDOLPH TECHNOLOGIES, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share amounts) - (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Revenues	$58,597	$46,960	$170,633	$131,627
Cost of revenues	26,685	22,000	77,871	61,794
Gross profit	31,912	24,960	92,762	69,833
Operating expenses:
Research and development	10,032	9,631	30,899	30,477
Selling, general and administrative	9,372	10,262	33,379	42,328
Amortization	515	567	1,545	1,907
Total operating expenses	19,919	20,460	65,823	74,712
Operating income (loss)	11,993	4,500	26,939	(4,879)
Interest expense, net	1,440	1,328	4,207	3,950
Other (income) expense	(327)	337	99	372
Income (loss) before income taxes	10,880	2,835	22,633	(9,201)
Provision (benefit) for income taxes	3,682	3,833	7,560	(3,067)
Net income (loss)	$7,198	$(998)	$15,073	$(6,134)

Net income (loss) per share:
Basic	$0.23	$(0.03)	$0.48	$(0.18)
Diluted	$0.22	$(0.03)	$0.47	$(0.18)

Weighted average shares outstanding:
Basic	31,526	33,237	31,597	33,205
Diluted	32,204	33,237	32,255	33,205

(tables to follow)

RUDOLPH TECHNOLOGIES, INC. NON-GAAP FINANCIAL SUMMARY (In thousands, except percentage and per share amounts) - (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Revenue	$58,597	$46,960	$170,633	$131,627
Gross profit	$31,939	$25,010	$92,907	$70,009
Gross margin as percentage of revenue	54.5%	53.3%	54.4%	53.2%

Operating expenses	$17,981	$18,222	$56,282	$56,677
Operating income	$13,958	$6,788	$36,625	$13,332
Operating margin as a percentage of revenue	23.8%	14.5%	21.5%	10.1%

Net income	$8,371	$3,484	$21,333	$5,905
Net income per diluted share	$0.26	$0.10	$0.66	$0.18

RECONCILATION OF U.S. GAAP GROSS PROFIT, OPERATING EXPENSES AND OPERATING INCOME TO NON-GAAP GROSS PROFIT, OPERATING EXPENSES AND OPERATING INCOME (In thousands, except percentages) - (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
U.S. GAAP gross profit	$31,912	$24,960	$92,762	$69,833
Pre-tax non-GAAP items:
Restructuring expense	—	—	—	9
Share-based compensation expense	27	50	145	167
Non-GAAP gross profit	$31,939	$25,010	$92,907	$70,009
U.S. GAAP gross margin as a percentage of revenue	54.5%	53.2%	54.4%	53.1%
Non-GAAP gross margin as a percentage of revenue	54.5%	53.3%	54.4%	53.2%

U.S. GAAP operating expenses	$19,919	$20,460	$65,823	$74,712
Pre-tax non-GAAP items:
Acquisition related expenses	—	—	—	773
Amortization of intangibles	515	567	1,545	1,907
Litigation fees	548	142	1,809	10,377
Restructuring expense	—	—	—	404
Share-based compensation expense	875	1,529	6,187	4,574
Non-GAAP operating expenses	17,981	18,222	56,282	56,677
Non-GAAP operating income	$13,958	$6,788	$36,625	$13,332
U.S. GAAP operating margin as a percentage of revenue	20.5%	9.6%	15.8%	(3.7)%
Non-GAAP operating margin as a percentage of revenue	23.8%	14.5%	21.5%	10.1%
(table to follow)

RUDOLPH TECHNOLOGIES, INC. RECONCILATION OF U.S. GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (In thousands, except share and per share data) - (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
U.S. GAAP net income (loss)	$7,198	$(998)	$15,073	$(6,134)
Pre-tax non-GAAP items:
Acquisition related expenses	—	—	—	773
Amortization of intangibles	515	567	1,545	1,907
Litigation fees	548	142	1,809	10,377
Restructuring expense	—	—	—	413
Share-based compensation expense	902	1,579	6,332	4,741
Net tax provision (benefit) on non-GAAP items	(792)	2,194	(3,426)	(6,172)
Non-GAAP net income	$8,371	$3,484	$21,333	$5,905
Non-GAAP net income per diluted share	$0.26	$0.10	$0.66	$0.18

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